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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-86184) of our report dated April 5, 2002, relating to the consolidated financial statements of Novirio Pharmaceuticals Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 17, 2002